UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K /A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 6 , 2008

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.05  Costs Associated With Exit or Disposal Activities.

On November 6, 2008, The Talbots, Inc. (the “Company”) filed a Current Report on Form 8-K to report that the Company had determined to pursue a sale of its J. Jill brand business (“J. Jill”).  The Company is filing this Form 8-K/A to amend the November 6, 2008 Form 8-K to update the disclosure provided therein.

In connection with the decision to pursue the sale of J. Jill and as part of its preparation of its periodic report for the fiscal 2008 third quarter, the Company is in the process of valuing J. Jill’s assets and liabilities and has concluded that it will record a material non-cash impairment charge in the 2008 third quarter related to the write-down of the J. Jill tangible and intangible assets, which it has preliminarily estimated to be approximately $138 million after tax. This impairment will not result in any future cash expenditures.

The actual amounts and timing of the other material charges associated with the decision to pursue the sale of J. Jill will not be known until a future point in time, at which time the Company will provide updated disclosure.

Item 2.06  Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On November 25, 2008, the Company issued a press release announcing, among other things, the matters described above in this Form 8-K.

Forward-looking Information

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “anticipate,” “will,” or similar statements or variations of such terms.  Among other forward looking information, the above estimated non-cash impairment charge constitutes forward-looking information.

Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the review of the Company’s assessment by its outside auditor and changes in management’s assumptions and projections.  The reader is urged to consider all such factors.  The actual non-cash charge may differ materially from what has been estimated.

All of our forward-looking statements are as of the date of this Form 8-K only, and except as may be required by law or SEC rule or requirement, the Company does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Any public statements or disclosures by the Company following this Form 8-K which modify or impact any of the forward-looking statements contained in or accompanying this Form 8-K will be deemed to modify or supersede such statements in or accompanying this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: November 25 , 2008	By:	/s/ Edward L. Larsen
	Name:	Edward L. Larsen
	Title:	Senior Vice President, Finance, Chief Financial Officer and Treasurer